EXHIBIT 23.3

CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment Number One to the Registration Statement on Form S-11 of our report dated February 10, 2012 relating to the financial statements of CNL Healthcare Trust, Inc., which appears in CNL Healthcare Trust, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2011. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Orlando, Florida
February 28, 2012